EXHIBIT 10.6

INTERCOMPANY DEMAND PROMISSORY NOTE

$200,000.00 (Singaporean Dollars)	June 27, 2016

IT’S DIVINE, INC.

a Delaware corporation with its principal offices

at 140 Paya Lebar Road, AZ Building #09-26, Singapore 409015

(hereinafter referred to as the “Borrower”)

- and -

SPA ETERNITY PTE. LTD.

a Singaporean corporation and a wholly owned subsidiary of Borrower with its principal offices at 140 Paya Lebar Road, AZ Building #09-26, Singapore 409015

(hereinafter referred to as the “Lender”)

FOR VALUE RECEIVED, the Borrower hereby unconditionally promises to pay to the order of the Lender the sum of $200,000.00 (Singaporean Dollars) together with interest accrued at the rate of two percent (2.0%) per year on any unpaid balance accruing from and after the date hereof. This Intercompany Demand Promissory Note (“Note”) is given in consideration of a loan by the Lender to the Borrower of $200,000 (Singaporean Dollars) on June 27, 2016 in order for the Borrower or Lender (on behalf of Borrower) to pay-off the principal amount of that certain Promissory Note dated June 20, 2016 (“Promissory Note”) issued by the Borrower to Sing Wei Lung (approximately $199,900 (Singaporean Dollars)) and Hongbo Huang (approximately $100 (Singaporean Dollars)) in connection with the acquisition of the Lender by the Borrower.

Payable on Demand

The entire outstanding amount shall become immediately payable upon demand by the Lender or holder of this Note, but demand shall not be made before June 27, 2017.

Place of Payment

Payment shall be made at the above stated address of the Lender or at such place as may be designated from time to time in writing by the Lender or holder of this Note. For ease of payment the Borrower may exercise the option to effect payment by direct deposit or electronic transfer of funds into the account of the Lender as specified in writing.

No Prepayment Penalty

The Borrower may prepay this Note in full or in part at any time and from time to time without premium or penalty. All prepayments shall first be applied to accrued interest and thereafter to the principal loan amount.

Intercompany Demand Promissory Note	1	It’s Divine (Borrower) - Spa Eternity (Lender)

Default

Should the Borrower not make full payment within thirty (30) days of demand, this Note may be turned over for collection and the Borrower agrees to pay all reasonable legal fees and collection charges to the extent permissible by law, in addition to other amounts due.

No Transfer

The Lender may not transfer this Note to another holder without notice to the Borrower. If the Borrower consents to the requested transfer, the Borrower agrees to remain bound to any subsequent holder of this Note under the terms of this Note.

Replacement of Note

The Borrower agrees to execute a new Note with the same terms and conditions and remaining value in the event that this Note is lost, stolen or mutilated. The Lender shall release the Borrower of all obligations under the lost, stolen or mutilated Note in lieu of a replacement new Note.

Borrower's Waiver

The Borrower waives presentment for payment, notice of non-payment, off-set, protest and notice of protest and agrees to remain fully bound until this Note is paid in full.

Lender's Indulgence

No relaxation, indulgence, waiver, release or concession of any terms of this Note by the Lender on one occasion shall be binding unless in writing and if granted shall not be applicable to any other or future occasion.

Binding Effect

The terms of this Note shall be binding upon the Borrower's successors and shall accrue to the benefit and be enforceable by the Lender and his/her successors, legal representatives and assigns.

Jurisdiction

This Note shall be construed, interpreted and governed in accordance with the laws of the State of Delaware (in the United States) and should any provision of this Note be judged by an appropriate court of law as invalid, it shall not affect any of the remaining provisions whatsoever.

General

Where appropriate words signifying one gender shall include the others and words signifying the singular shall include the plural and vice versa.

Paragraph headings are for convenience of reference only and are not intended to have any effect in the interpretation or determining of rights or obligations under this Note.

Intercompany Demand Promissory Note	2	It’s Divine (Borrower) - Spa Eternity (Lender)

[Balance of Page Intentionally Left Blank; Signature Page Follows]

Intercompany Demand Promissory Note	3	It’s Divine (Borrower) - Spa Eternity (Lender)

Signed at the City of Singapore in the Republic of Singapore on this 27th day of June, 2016.

IT’S DIVINE, INC. as the Borrower

By:	/s/ Sing Wei Lung
Name:	Sing Wei Lung
Title:	Chief Executive Officer

SPA ETERNITY PTE. LTD. as the Lender

By:	/s/ Sing Wei Lung
Name:	Sing Wei Lung
Title:	Director

Intercompany Demand Promissory Note	3	It’s Divine (Borrower) - Spa Eternity (Lender)